UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 10, 2014

Cowen Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34516	27-0423711
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

599 Lexington Avenue, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 845-7900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

3.00% Cash Convertible Senior Notes due 2019

On March 10, 2014, Cowen Group, Inc. (the “Company”) completed an unregistered Rule 144A offering of $149.5 million aggregate principal amount of its 3.00% Cash Convertible Senior Notes due 2019 (the “Notes”), including $19.5 million aggregate principal amount of the Notes sold pursuant to an option granted to the initial purchasers of the Notes (the “initial purchasers”), which option was exercised in full on March 5, 2014. The Notes were offered only to qualified institutional buyers (as defined in the Securities Act of 1933, as amended (the “Securities Act”)) pursuant to Rule 144A under the Securities Act.

The net proceeds from the sale of the Notes were approximately $145.8 million, after deducting fees and estimated expenses (other than Cowen and Company, LLC’s discounts and commissions). The Company used approximately $20.5 million of the net proceeds to pay the cost of the Note Hedge Transaction (as defined below), after such cost was partially offset by the proceeds to the Company from the Warrant Transaction (as defined below).  The Company also used approximately $340,000 of the net proceeds from the Notes offering to repurchase shares of its Class A common stock from purchasers of the Notes in privately negotiated transactions effected through Nomura Securities International, Inc. as its agent, at a purchase price per share of $4.10, which is equal to the NASDAQ last reported sale price of the Company’s Class A common stock on March 4, 2014.  The Company intends to use the remainder of the net proceeds for general corporate purposes.

Indenture

The Company issued the Notes under an indenture dated as of March 10, 2014 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”). The Indenture (which includes the Form of 3.00% Cash Convertible Senior Notes due 2019 filed as Exhibit 4.2) is filed as Exhibit 4.1 hereto and is incorporated herein by reference. The following description of the Notes and the Indenture is a summary and is not meant to be a complete description of the Notes and the Indenture. This description is qualified in its entirety by reference to the detailed provisions of the Indenture.

The Notes bear interest at a rate of 3.00% per annum from and including March 10, 2014, payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2014. The Notes will mature on March 15, 2019, unless earlier repurchased by the Company or converted into cash in accordance with their terms prior to such date.

The Notes are convertible at the option of the holders solely into cash at any time prior to the close of business on the business day immediately preceding September 15, 2018 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2014 (and only during such calendar quarter), if the last reported sale price of the Company’s Class A common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s Class A common stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events.  On or after September 15, 2018 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes solely into cash at any time, regardless of the foregoing circumstances. Upon conversion, in lieu of receiving shares of the Company’s Class A common stock, a holder will receive, per $1,000 principal amount of Notes being converted, an amount in cash equal to the settlement amount, determined in the manner set forth in the Indenture. The Notes are not convertible into the Company’s Class A common stock or any other securities under any circumstances.

Upon a fundamental change (as defined in the Indenture), subject to the conditions set forth in the Indenture, holders may require the Company to repurchase for cash all (or any portion) of their Notes (in principal amounts of $1,000 or an integral multiple thereof) at a fundamental change repurchase price in cash equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, thereon, but excluding, the fundamental change repurchase date. The Notes are not redeemable at the Company’s option prior to maturity.

The conversion rate for the Notes initially will be 187.6173 shares of the Company’s Class A common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $5.33 per share of the Company’s Class A common stock. The initial conversion price of the Notes represents a premium of approximately 30% to the $4.10 per share last reported sale price of the Company’s Class A common stock on March 4, 2014.  The conversion rate will be adjusted at the times and under the circumstances set forth in the Indenture.

In addition, following certain corporate events that occur prior to the maturity date, the Company will pay a cash make-whole premium by increasing the conversion rate for a holder who elects to convert such holder’s Notes in connection with such a corporate event in certain circumstances as described in the Indenture.

The Indenture contains customary terms and covenants, including that upon certain events of default, including cross acceleration to certain other indebtedness of the Company and its significant subsidiaries, occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the unpaid principal of the Notes and accrued and unpaid interest, if any, thereon immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company or its significant subsidiaries, the principal amount of the Notes together with accrued and unpaid interest, if any, thereon will automatically become and be immediately due and payable.

The Notes will not be registered under the Securities Act. The Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Convertible Note Hedge and Warrant Transactions

On March 4, 2014, the Company entered into a privately negotiated cash convertible note hedge transaction (as amended on March 5, 2014, the “Note Hedge Transaction”).  In addition, on March 4, 2014 and March 5, 2014, respectively, the Company entered into a privately negotiated warrant transaction (collectively, the “Warrant Transaction”) with Nomura Global Financial Products Inc. (the “option counterparty”). The Note Hedge Transaction is expected to reduce the Company’s exposure to potential cash payments due upon conversion of the Notes in excess of the principal amount thereof.

The Company paid a premium of approximately $35.7 million for the Note Hedge Transaction and received a premium of approximately $15.2 million for the Warrant Transaction, for a net cost of approximately $20.5 million.

The warrants issued pursuant to the Warrant Transaction cover an aggregate of 28,048,786 shares of the Company’s Class A common stock (subject to anti-dilution adjustments under certain circumstances) and have an initial exercise price of $7.1750 per share, subject to customary adjustments, which represents a premium of approximately 75% to the $4.10 per share last reported sale price of the Company’s Class A common stock on March 4, 2014. The Warrant Transaction could have a dilutive effect to the extent that the price of the Company’s Class A common stock exceeds the applicable strike price of the warrants. The warrants expire over a period of 80 trading days beginning on November 14, 2018. For each warrant that is exercised, the Company will deliver to the option counterparty a number of shares of the Company’s Class A common stock equal to the amount by which the settlement price exceeds the exercise price, divided by the settlement price, plus cash in lieu of fractional shares.

The Company offered and sold the warrants issued pursuant to the Warrant Transaction in a private placement in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. There were no underwriting commissions or discounts in connection with the sale of the warrants.

The Note Hedge Transaction and the Warrant Transaction are separate transactions, each entered into by the Company with the option counterparty, are not part of the terms of the Notes and will not change any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Note Hedge Transaction or Warrant Transaction.

The summary of the Note Hedge Transaction and the Warrant Transaction is qualified in its entirety by reference to the text of the related agreements, which are included as Exhibits 10.1 through 10.4 hereto, and are incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information with respect to the Notes and Indenture set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities

The information with respect to the Notes, Indenture and Warrant Transaction set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.  Other Events

On March 4, 2014, the Company issued a press release announcing the pricing of its offering of the Notes, and the Company’s simultaneous entry into a privately negotiated cash convertible note hedge transaction and warrant transactions. The March 4th press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

On March 10, 2014, the Company issued a press release announcing the closing of its offering of the Notes, and the closing of the privately negotiated cash convertible note hedge transaction and warrant transactions. The March 10th press release is attached as Exhibit 99.2 hereto and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Exhibit Description
4.1	Indenture, dated as of March 10, 2014, between the Company and The Bank of New York Mellon, as Trustee
4.2	Form of 3.00% Cash Convertible Senior Note due 2019 (included in Exhibit 4.1)
10.1	Convertible note hedge transaction confirmation, dated as of March 4, 2014, by and between Nomura Global Financial Products Inc. and the Company
10.2	Amendment to convertible note hedge transaction, dated as of March 5, 2014, by and between Nomura Global Financial Products Inc. and the Company
10.3	Warrant transaction confirmation, dated as of March 4, 2014, by and between Nomura Global Financial Products Inc. and the Company
10.4	Additional Warrant transaction confirmation, dated as of March 5, 2014, by and between Nomura Global Financial Products Inc., and the Company
99.1	Press Release dated March 4, 2014
99.2	Press Release dated March 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN GROUP, INC.

Dated: March 10, 2014	By:	/s/ Owen Littman
Owen Littman, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description
4.1	Indenture, dated as of March 10, 2014, between the Company and The Bank of New York Mellon, as Trustee
4.2	Form of 3.00% Cash Convertible Senior Note due 2019 (included in Exhibit 4.1)
10.1	Convertible note hedge transaction confirmation, dated as of March 4, 2014, by and between Nomura Global Financial Products Inc. and the Company
10.2	Amendment to convertible note hedge transaction, dated as of March 5, 2014, by and between Nomura Global Financial Products Inc. and the Company
10.3	Warrant transaction confirmation, dated as of March 4, 2014, by and between Nomura Global Financial Products Inc. and the Company
10.4	Additional Warrant transaction confirmation, dated as of March 5, 2014, by and between Nomura Global Financial Products Inc., and the Company
99.1	Press Release dated March 4, 2014
99.2	Press Release dated March 10, 2014